As filed with the Securities and Exchange Commission on December 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-4738379
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Code Number)	(I.R.S. Employer Identification Number)

4224 Campus Point Court, Suite 210

San Diego, California 92121

(858) 202-6300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph P. Hagan

President and Chief Executive Officer

Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, California 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas A. Coll, Esq.

Asa M. Henin, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001 per share	96,180,552	$0.385	$37,029,512.52	$3,432.64

(1)

Consists of an aggregate of 96,180,552 shares of the registrant’s common stock, including 37,257,200 shares of common stock issuable upon the conversion of an aggregate of 3,725,720 shares of Class A-4 convertible preferred stock of the registrant, all of which were acquired by the selling stockholders in a private placement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c), calculated on the basis of the average of the high and low prices per share of common stock reported on The Nasdaq Capital Market on November 30, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 2, 2021

PROSPECTUS

96,180,552 shares of Common Stock

This prospectus covers the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 96,180,552 shares of our common stock, which includes 37,257,200 shares of our common stock issuable upon the conversion of our Class A-4 convertible preferred stock. An aggregate of 58,923,352 shares of our common stock and 3,725,720 shares of our non-voting Class A-4 convertible preferred stock (convertible into 37,257,200 shares of our common stock) were sold to the selling stockholders in a private placement that closed on November 30, 2021, or the Private Placement.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive the net proceeds of any warrants exercised for cash.

Sales of the shares by the selling stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

Our common stock is listed on The Nasdaq Capital Market under the symbol “RGLS.” On December 1, 2021, the last reported sale price of our common stock was $0.3621 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under “Risk Factors” beginning on page 4 of this prospectus and under similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December        , 2021

We have not, and the selling stockholders have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the selling stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

This summary highlights certain information about us, the Private Placement and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” beginning on page 4 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

Company Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing first-in-class drugs targeting microRNAs to treat diseases with significant unmet medical need. We were formed in 2007 when Alnylam Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. contributed significant intellectual property, know-how and financial and human capital to pursue the development of drugs targeting microRNAs pursuant to a license and collaboration agreement. Our lead product candidates are RG-012 and RGLS8429. RG-012 is an anti-miR targeting miR-21 for the treatment of Alport syndrome, a life-threatening kidney disease with no approved therapy available. In November 2018, we and Sanofi agreed to transition further development activities of our miR-21 programs, including our RG-012 program, to Sanofi. As a result, Sanofi became responsible for all costs incurred in the development of RG-012 and any other miR-21 programs. The transition activities were completed in the second quarter of 2019. RGLS8429, an anti-miR targeting miR-17, is our next-generation compound for the treatment of autosomal dominant polycystic kidney disease, which is currently in initial new drug application-enabling studies. In addition to these programs, we continue to develop a pipeline of preclinical drug product candidates.

microRNAs are naturally occurring ribonucleic acid, or RNA, molecules that play a critical role in regulating key biological pathways. Scientific research has shown that an imbalance, or dysregulation, of microRNAs is directly linked to many diseases. Furthermore, many different infectious pathogens interact and bind to host microRNA to survive. To date, over 500 microRNAs have been identified in humans, each of which can bind to multiple messenger RNAs that control key aspects of cell biology. Since many diseases are multi-factorial, involving multiple targets and pathways, the ability to modulate multiple pathways by targeting a single microRNA provides a new therapeutic approach for treating complex diseases.

RNA plays an essential role in the process used by cells to encode and translate genetic information from deoxyribonucleic acid, or DNA, to proteins. RNA is comprised of subunits called nucleotides and is synthesized from a DNA template by a process known as transcription. Transcription generates different types of RNA, including messenger RNAs that carry the information for proteins in the sequence of their nucleotides. In contrast, microRNAs are RNAs that do not code for proteins but rather are responsible for regulating gene expression by modulating the translation and decay of target messenger RNAs. By interacting with many messenger RNAs, a single microRNA can regulate the expression of multiple genes involved in the normal function of a biological pathway. Many pathogens, including viruses, bacteria and parasites, also use host microRNAs to regulate the cellular environment for survival. In some instances, the host microRNAs are essential for the replication and/or survival of the pathogen. For example, miR-122 is a microRNA expressed in human hepatocytes and is a key factor for the replication of the hepatitis C virus.

We believe that microRNA therapeutics have the potential to become a new and major class of drugs with broad therapeutic application for the following reasons:

•	microRNAs play a critical role in regulating biological pathways by controlling the translation of many target genes;

•	microRNA therapeutics regulate disease pathways which may result in more effective treatment of complex multi-factorial diseases;

•	many human pathogens, including viruses, bacteria and parasites, use microRNAs (host and pathogen encoded) to enable their replication and suppression of host immune responses; and

•	microRNA therapeutics may be synergistic with other therapies because of their different mechanism of action.

We have assembled significant expertise in the microRNA field, including expertise in microRNA biology and oligonucleotide chemistry, a broad intellectual property estate, relationships with key opinion leaders and a disciplined drug discovery and development process. We are using our microRNA expertise to develop chemically modified, single-stranded oligonucleotides that we call anti-miRs to modulate microRNAs and address underlying disease. We believe microRNAs may play a critical role in complex disease and that targeting them with anti-miRs may become a source of a new and major class of drugs with broad therapeutic application, much like small molecules, biologics and monoclonal antibodies.

We believe that microRNA biomarkers may be used to select optimal patient segments in clinical trials and to monitor disease progression or relapse. We believe these microRNA biomarkers can be applied toward drugs that we develop and drugs developed by other companies with which we partner or collaborate.

Company Information

We were originally formed as a limited liability company under the name Regulus Therapeutics LLC in the State of Delaware in September 2007. In January 2009, we converted Regulus Therapeutics LLC to a Delaware corporation and changed our name to Regulus Therapeutics Inc. Our principal executive offices are located at 4224 Campus point Court, Suite 210, San Diego, California 92121, our telephone number is (858) 202-6300 and our website address is www.regulusrx.com. The information contained in or accessible through our website does not constitute part of this prospectus.

Private Placement

On November 24, 2021, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling stockholders named in this prospectus, pursuant to which we sold and issued the following securities to the selling stockholders on November 30, 2021: (i) 58,923,352 shares of our common stock at a purchase price of $0.36 per share of common stock and (ii) 3,725,720 shares of our non-voting Class A-4 convertible preferred stock, in lieu of shares of our common stock, at a price of $3.60 per share. The total purchase price paid by the selling stockholders at the closing was approximately $34.6 million. Each share of non-voting Class A-4 convertible preferred stock is convertible into 10 shares of our common stock, subject to certain beneficial ownership conversion limitations.

Under the terms of the Purchase Agreement, we agreed to prepare and file, within 30 days after the closing, one or more registration statements with the Securities and Exchange Commission, or the SEC, to register for resale the shares of our common stock issued under the Purchase Agreement and the shares of our common stock issuable upon conversion of the non-voting Class A-4 convertible preferred stock issued pursuant to the Purchase Agreement, and generally to cause the applicable registration statements to become effective within 90 days after the closing under the Purchase Agreement.

The Offering

Common stock offered by the selling stockholders	96,180,552 shares(1)

Terms of the offering	Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Risk factors	See “Risk Factors” beginning on page 4, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	RGLS

(1)

Includes 37,257,200 shares of common stock issuable upon conversion of an aggregate of 3,725,720 shares of Class A-4 convertible preferred stock held by the selling stockholders named in this prospectus.

The selling stockholders named in this prospectus may offer and sell up to 96,180,552 shares of our common stock. Our common stock is currently listed on The Nasdaq Capital Market under the symbol “RGLS.” Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock that have been issued to the selling stockholders and the shares of common stock issuable upon the conversion of the Class A-4 convertible preferred stock issued in the Private Placement as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find Additional Information.” Please also read carefully the section entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We discuss many of these risks in greater detail under “Risk Factors” in this prospectus, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents that we have filed with the SEC that are incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders pursuant to this prospectus.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock to be sold by the selling stockholders pursuant to this prospectus. Other than registration expenses, the selling stockholders will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDERS

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholders. As a result, we cannot estimate the number of shares of common stock each of the selling stockholders will beneficially own after termination of sales under this prospectus. In addition, each of the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which it provided information for this table.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholders under this prospectus. The percentage of shares owned prior to and after the offering is based on 145,971,184 shares of common stock outstanding as of November 30, 2021. This information has been obtained from the selling stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Regulus Therapeutics Inc., 4224 Campus Point Court, Suite 210, San Diego, CA 92121.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

	Before Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares Offered		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Federated Hermes Kaufmann Funds 4000 Ericsson Drive Warrendale, PA 15086	29,048,265	(1)	19.90%	55,555,555	(2)	—	—%
Entities affiliated with New Enterprise Associates, Inc. 1954 Greenspring Dr., Suite 600 Timonium Maryland 21093	14,597,102	(3)	9.99%	18,750,000	(4)	19,620,103	9.99%
Entities affiliated with Asymmetry Capital Management, L.P. One Sansome St., Suite 1810 San Francisco, CA 94104	6,944,444	(5)	4.76%	6,944,444	(6)	—	—%
Entities Affiliated with DAFNA Capital Management LLC 10990 Wilshire Blvd., Suite 1400 Los Angeles, CA 90024	5,555,555	(7)	3.81%	5,555,555	(8)	—	—%
Empery Asset Master, Ltd.	3,128,958	(9)	2.14%	3,128,958	(9)	—	—%
Empery Tax Efficient, LP	1,565,119	(10)	1.07%	1,565,119	(10)	—	—%
Empery Tax Efficient III, LP	861,478	(11)	* %	861,478	(11)	—	—%
Stelios Papadopoulos, Ph.D.	6,943,517	(12)	4.70%	2,222,222		4,721,295	2.55%
Altium Growth Fund, LP c/o Altium Capital Management, LP 152 West 57th Street, 20th Floor New York, NY 10019	4,446,469		2.98%	1,388,888		3,057,581	1.64%
Richard E. Gormley c/o H.C. Wainwright & Co., LLC 430 Park Avenue New York, New York 10022	442,830	(13)	* %	208,333		234,497	* %

*	Less than one percent.
(1)

Consists of an aggregate of 29,048,265 shares of common stock held collectively by (i) Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (ii) Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, and (iii) Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series, and, collectively, the Federated Hermes Kaufmann Funds. The number of shares beneficially owned by the Federated Hermes Kaufmann Funds in the aggregate is limited by beneficial ownership limitations applicable to shares of Class A-4 convertible preferred stock held by the Federated Hermes Kaufmann Funds, which limit the number of shares the Federated Hermes Kaufmann Funds can beneficially own to a maximum of 19.90% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 26,507,290 shares of common stock issuable upon the conversion of our Class A-4 convertible preferred stock held by the Federated Hermes Kaufmann Funds.

(2)

Consists of (i) 15,135,000 shares of common stock and 13,785,000 shares of common stock issuable upon the conversion of Class A-4 convertible preferred stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds, (ii) 13,560,000 shares of common stock and 12,400,000 shares of common stock issuable upon the conversion of Class A-4 convertible preferred stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, and (iii) 353,265 shares of common stock and 322,290 shares of common stock issuable upon the conversion of Class A-4 convertible preferred stock held by Federated Hermes Kaufmann Fund II, a portfolio of Federated Hermes Insurance Series. The Federated Hermes Kaufmann Funds are managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc., or the Federated Hermes Parent. All of the Federated Hermes Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust, or the Trust, for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Trustees, act as trustees. The Federated Hermes Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Hermes Kaufmann Funds. Each of the Federated Hermes Parent, its subsidiaries, the Trust, and each of the Trustees expressly disclaim beneficial ownership of such securities.

(3)

Consists of 14,451,147 shares of common stock and 145,955 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Growth Equity Opportunities Fund V, LLC, or GEO. The number of shares beneficially owned by GEO in the aggregate is limited by beneficial ownership limitations applicable to the warrants, the shares of Class A-1 convertible preferred stock, the shares of Class A-2 convertible preferred stock, the shares of Class A-3 convertible preferred stock and the shares of Class A-4 convertible preferred stock held by GEO, which limit the number of shares GEO can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 17,806,003 shares of common stock issuable upon the exercise of warrants 2,567,000 shares of common stock issuable upon the conversion of our Class A-1 convertible preferred stock, 9,009,000 shares of common stock issuable upon the conversion of our Class A-2 convertible preferred stock, 2,587,070 shares of common stock issuable upon the conversion of our Class A-3 convertible preferred stock and 10,749,910 shares of common stock issuable upon the conversion of our Class A-4 convertible preferred stock held by GEO.

(4)	Consists of 8,000,090 shares of common stock and 10,749,910 shares of common stock issuable upon the conversion of our Class A-4 convertible preferred stock held by GEO.
(5)

Consists of an aggregate of 6,944,444 shares of common stock held collectively by Atom Master Fund L.P., or Atom, Asymmetry Global Healthcare Fund, L.P., or Asymmetry Global, Portland House Partners LLC, Prelude Opportunity Fund, LP, GCM Grosvenor Equity Opportunities Master Fund, L.P., or GCM, and Asymmetry Global Healthcare (Master) Fund, Ltd., or Asymmetry Master.

(6)

Consists of (i) 2,996,822 shares of common stock held by Atom, (ii) 2,278,297 shares of common stock held by Asymmetry Global, (iii) 1,216,578 shares of common stock held by GCM and (iv) 452,747 shares of common stock held by Asymmetry Master.

(7)

Consists of an aggregate of 5,555,555 shares of common stock held collectively by DAFNA Lifescience LP. and DAFNA Lifescience Select LP. DAFNA Capital Management LLC is the sole general partner of DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. The Chief Executive Officer and Chief Investment Officer of DAFNA Capital Management LLC are Dr. Nathan Fischel and Dr. Fariba Ghodsian, respectively. These individuals may be deemed to have shared voting and investment power of the shares held by DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. Each of Dr. Fischel and Dr. Fariba disclaim beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein.

(8)	Consists of (i) 3,922,222 shares of common stock held by DAFNA Lifescience LP and (ii) 1,633,333 shares of common stock held by DAFNA Lifescience Select LP.
(9)

Consists of an aggregate of 3,128,958 shares of common stock held by Empery Asset Master, Ltd. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd, or EAM, has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Asset Master, Ltd. is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(10)

Consists of an aggregate of 1,565,119 shares of common stock held by Empery Tax Efficient, LP. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP, or ETE, has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Tax Efficient, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(11)

Consists of an aggregate of 861,478 shares of common stock held by Empery Tax Efficient III, LP. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP, or ETE III, has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of Empery Tax Efficient III, LP is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(12)

Consists of 5,061,931 shares of common stock, 1,811,836 shares of common stock issuable upon the exercise of warrants to purchase common stock and 69,750 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of November 30, 2021 held by Stelios Papadopoulos, Ph.D.

(13)	Consists of 375,646 shares of common stock and 67,184 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Richard E. Gormley.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Private Placement,” on November 24, 2021, we entered into the Purchase Agreement with the selling stockholders pursuant to which we sold shares of common stock and shares of Class A-4 convertible preferred stock to the selling stockholders and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus. Other than Dr. Papadopoulos, who is a member of our Board of Directors, and Jake R. Nunn, who is a member of our Board of Directors and a Venture Advisor at New Enterprise Associates, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders in the Private Placement and the shares of common stock issuable to the selling stockholders upon the conversion of the selling stockholders’ Class A-4 convertible preferred stock purchased in the Private Placement to permit the resale of such shares of common stock by such holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register such shares of common stock.

Each selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices.

A selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares pursuant to any exemption from the registration requirements under the Securities Act, including without limitation in open market transactions, rather than under this prospectus, in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of any applicable rule or regulation. A selling stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive unrestricted shares of common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus forms a part effective until the earlier of (1) November 30, 2023 or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters, including the validity of the shares of common stock offered pursuant to this registration statement, will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We must comply with the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information on the SEC’s website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a website at www.regulusrx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35670):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2021;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 14, 2021, August 10, 2021 and November 12, 2021, respectively;

•	our Current Reports on Form 8-K filed on January 28, 2021, February 17, 2021, May 3, 2021, May 21, 2021, June 16, 2021, October 12, 2021, October 18, 2021, November 24, 2021 and November 30, 2021; and

•

the description of our common stock in our registration statement on Form 8-A filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to 4224 Campus Point Court, Suite 210, San Diego, CA 92121, Attn: Secretary or may be made telephonically at (858) 202-6300.

You also may access these filings on our website at www.regulusrx.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us.

Securities and Exchange Commission Registration Fee	$3,433
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$6,567
Total	$60,000

Item 14. Indemnification of Directors and Officers.

The registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s certificate of incorporation, bylaws and the Delaware General Corporation Law, or DGCL, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s certificate of incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the registrant has entered into indemnification agreements with each of its directors and executive officers that require the registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•

except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or similar provisions of state statutory law or common law;

•

except as provided in the indemnification agreements, any reimbursement of the registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the registrant, as required in each case under the Exchange Act; or

•

except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the registrant’s board of directors authorized the proceeding prior to its initiation or (ii) the registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 15. Recent Sales of Unregistered Securities

•	On May 3, 2019, the registrant entered into a securities purchase agreement with certain institutional and other accredited investors, pursuant to which:

•

At a closing on May 7, 2019, the registrant sold and issued to the investors (i) 9,730,534 shares of the registrant’s common stock and accompanying warrants to purchase up to an aggregate of 9,730,534 shares of common stock at a combined purchase price of $1.205 per share, and (ii) 415,898 shares of non-voting Class A-1 convertible preferred stock, in lieu of shares of common stock, at a price of $10.80 per share, and accompanying warrants to purchase an aggregate of 4,158,980 shares of common stock at a price of $0.125 for each share of common stock underlying such warrants. Total gross proceeds from this closing were approximately $16.7 million. Each share of non-voting Class A-1 convertible preferred stock is convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations. The warrants are exercisable for a period of five years following the date of issuance and have an exercise price of $1.08 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

•

At a closing on December 24, 2019, the registrant sold and issued to the investors 3,288,390 shares of non-voting Class A-2 convertible preferred stock and accompanying warrants to purchase an aggregate of 32,883,900 shares of common stock for an aggregate purchase price of approximately $26.0 million. Each share of non-voting Class A-2 convertible preferred stock is convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations. The warrants are exercisable for a period of five years following the date of issuance and have an exercise price of $0.66 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

•

H.C. Wainwright & Co., LLC acted as the sole placement agent for this private placement of securities and received a fee equal to 5.5% of the aggregate gross proceeds from the securities sold at each closing, plus the reimbursement of certain expenses.

•

The securities described above were not registered under the Securities Act at the time of issuance. The registrant relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the investors represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the securities.

•

On December 1, 2020, the registrant entered into a securities purchase agreement with certain institutional and other accredited investors, pursuant to which the registrant sold and issued, at a closing on December 4, 2020, (i) 24,341,607 shares of common stock and accompanying warrants to purchase up to an aggregate of 18,256,204 shares of common stock at a purchase price of $0.622 per share of common stock and $0.125 for each share of common stock underlying such warrants, and (ii) 272,970 shares of non-voting Class A-3 convertible preferred stock, in lieu of shares of common stock, at a price of $6.22 per share, and accompanying warrants to purchase an aggregate of 2,047,276 shares of common stock at a price of $0.125 for each share of common stock underlying such warrants. The total gross proceeds to the registrant at the closing were approximately $19.4 million. Each share of non-voting Class A-3 convertible preferred stock is convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations. The warrants are exercisable for a period of five years following the date of issuance and have an exercise price of $0.7464 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis. H.C. Wainwright & Co., LLC acted as the sole placement agent for this private placement of securities and received a fee equal to 5.5% of the aggregate gross proceeds from the securities sold at the closing and was entitled to receive a 5.5% fee on any proceeds received upon exercise of the warrants on or before June 30, 2021, plus the reimbursement of certain expenses. The securities described in this paragraph were not registered under the Securities Act at the time of issuance. The registrant relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the investors represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the securities.

•

On February 8, 2021, the registrant’s shelf registration statement on Form S-3 (File No. 333-222745), or the Prior Registration Statement, expired. On February 10, 2021, and prior to becoming aware of the expiration, the registrant purported to sell, pursuant to its Common Stock Sales Agreement, dated December 12, 2018, with H.C. Wainwright & Co. LLC, or the Sales Agreement, 311,340 shares of the registrant’s common stock under the Prior Registration Statement, or the ATM Sales. Because the Prior Registration Statement was expired at the time of the ATM Sales, those transactions could be deemed an unregistered sale of securities. Consequently, direct purchasers in the ATM Sales transactions may, under Section 5 of the Securities Act, have rescission rights which would entitle them to recover the amount paid for such shares, plus statutory interest. If all of the purchasers in the ATM Sales transactions demanded, and were entitled to, rescission, then the registrant could be obligated to repay approximately $0.5 million plus statutory interest. In addition, the ATM Sales, if deemed an unregistered sale of securities, could expose the registrant to enforcement actions, penalties, or fines by federal or state regulatory authorities.

•

On November 24, 2021, the registrant entered into a securities purchase agreement with the selling stockholders named in the prospectus that forms a part of this registration statement, pursuant to which the registrant sold and issued the following securities to the selling stockholders on November 30, 2021: (i) 58,923,352 shares of the registrant’s common stock at a purchase price of $0.36 per share of common stock and (ii) 3,725,720 shares of the registrant’s non-voting Class A-4 convertible preferred stock, in lieu of shares of common stock, at a price of $3.60 per share. The total purchase price paid by the selling stockholders at the closing was approximately $34.6 million. Each share of non-voting Class A-4 convertible preferred stock is convertible into 10 shares of the registrant’s common stock, subject to certain beneficial ownership conversion limitations. SVB Leerink LLC acted as lead placement agent for this private placement and H.C. Wainwright & Co., LLC acted as co-placement agent for this private placement. Each received a portion of a combined fee equal to 6.0% of the aggregate gross proceeds from the securities sold at the closing, plus the reimbursement of certain expenses. The securities described in this paragraph were not registered under the Securities Act at the time of issuance, and are the subject of this registration statement. The registrant relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each of the selling stockholders represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends were affixed to the securities.

Item 16. Exhibit Index.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 3, 2016).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on October 2, 2018).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 16, 2021).

3.4	Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on May 9, 2019).

3.5	Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on December 26, 2019).

3.6	Certificate of Designation of Preferences, Rights and Limitations of Class A-3 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on December 4, 2020).

3.7	Certificate of Designation of Preferences, Rights and Limitations of Class A-4 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on November 30, 2021).

3.8	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on December 4, 2020).

3.9	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on December 4, 2020).

3.10	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on June 8, 2016).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4 , 3.5, 3.6, 3.7 , 3.8, 3.9 and 3.10 .

4.2	Form of common stock certificate of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 9, 2018).

4.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on May 9, 2019).

4.4	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on December 4, 2020).

5.1	Opinion of Cooley LLP.

10.1*	Form of Indemnity Agreement between the Registrant and its directors and officers (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012).

10.2*	Regulus Therapeutics Inc. 2009 Equity Incentive Plan, as amended, and Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012).

10.3*	2012 Equity Incentive Plan and Form of Stock Option Agreement and Form of Stock Option Grant Notice thereunder (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012).

10.4*	Non-Employee Director Compensation Policy, as amended (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 12, 2019).

10.5*	2012 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on August 17, 2012).

10.6*	Regulus Therapeutics Inc. Inducement Plan and Form of Stock Option Grant Notice, Form of Stock Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-206511), filed with the SEC on August 21, 2015).

10.7*	Regulus Therapeutics Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670, filed with the SEC on August 6, 2019).

10.8*	Form of Stock Option Grant Notice and Option Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-233414, filed with the SEC on August 22, 2019).

10.9*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-233414, filed with the SEC on August 22, 2019).

10.10*	Regulus Therapeutics Inc. 2021 Inducement Plan and Form of Stock Option Grant Notice, Form of Option Agreement and Form of Notice of Exercise thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-261402, filed with the SEC on November 29, 2021).

10.11*	Employment Agreement, effective January 1, 2016, by and between the Registrant and Joseph P. Hagan (incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on February 23, 2016).

10.12*	Joseph P. Hagan, Base Salary and Target Bonus Increase, effective May 4, 2017 (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 2, 2017).

10.13*	Joseph P. Hagan, Yearly Discretionary Base Salary Increase, effective January 1, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on May 10, 2018).

10.14*	Joseph P. Hagan, Yearly Discretionary Base Salary Increase, effective January 1, 2019 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021).

10.15*	Joseph P. Hagan, Yearly Discretionary Base Salary Increase, effective January 1, 2020 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021).

10.16*	Joseph P. Hagan, Yearly Discretionary Base Salary Increase, effective January 1, 2021 (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Quarterly Report on Form 10-Q (File No. 001-35670), originally filed with the SEC on May 14, 2021).

10.17*	Employment Agreement between the Registrant and Christopher Aker, dated July 24, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on May 10, 2019).

10.18*	Offer Letter Agreement, dated July 29, 2019, by and between the Registrant and Cris Calsada (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670, filed with the SEC on July 30, 2019).

10.19*	Employment Agreement between the Registrant and Cris Calsada, dated August 30, 2019 (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 12, 2019).

10.20*	Employment Agreement between the Registrant and Denis Drygin, dated August 3, 2020 (incorporated by reference to Exhibit 1018 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021.

10.21†	Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), dated January 1, 2009 (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Quarterly Report on Form 10-Q (File No. 001-35670), originally filed with the SEC on May 14, 2021).

10.22†	Amendment Number One to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), dated June 10, 2010 (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Quarterly Report on Form 10-Q (File No. 001-35670), originally filed with the SEC on May 14, 2021).

10.23†	Amendment Number Two to the Amended and Restated License and Collaboration Agreement among the Registrant, Alnylam Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), dated October 25, 2011 (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Quarterly Report on Form 10-Q (File No. 001-35670), originally filed with the SEC on May 14, 2021).

10.24†	Amendment Number Three to the Amended and Restated License and Collaboration Agreement among the Company, Alnylam Pharmaceuticals, Inc. and Isis Pharmaceuticals, Inc., dated August 2, 2013 (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Quarterly Report on Form 10-Q (File No. 001-35670), originally filed with the SEC on May 14, 2021).

10.25	Assignment Agreement between the Registrant and Ionis Pharmaceuticals, Inc. (formerly known as Isis Pharmaceuticals, Inc.), dated July 13, 2009 (incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012).

10.26†	Non-Exclusive Technology Alliance and Option Agreement between the Registrant and Sanofi, dated June 21, 2010 (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-183384), originally filed with the SEC on August 17, 2012).

10.27†	Second Amended and Restated Collaboration and License Agreement dated February 4, 2014 between the Registrant and Sanofi (incorporated by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on February 28, 2014).

10.28†	First Amendment to Second Amended and Restated Collaboration and License Agreement, dated November 5, 2018, by and between the Registrant and Sanofi (incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.29††	Second Amendment to Second Amended and Restated Collaboration and License Agreement, dated August 25, 2020, by and among the Registrant and Sanofi (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 5, 2020).

10.30	Loan and Security Agreement, dated June 17, 2016, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 3, 2016).

10.31	First Amendment to Loan and Security Agreement, dated October 4, 2017, by and between the Registrant and Oxford Finance LLC. (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 8, 2018).

10.32††	Second Amendment to Loan and Security Agreement, dated March 6, 2018, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021).

10.33†	Third Amendment to Loan and Security Agreement, dated August 6, 2018, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 9, 2018).

10.34	Fourth Amendment to Loan and Security Agreement, dated November 5, 2018, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.35	Fifth Amendment to Loan and Security Agreement, dated January 31, 2019, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on February 1, 2019).

10.36	Sixth Amendment to Loan and Security Agreement, dated March 7, 2019, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.37	Seventh Amendment to Loan and Security Agreement, dated April 9, 2019, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on May 10, 2019).

10.38	Eighth Amendment to Loan and Security Agreement, dated May 3, 2019, by and between the Registrant and Oxford Finance LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on May 9, 2019).

10.39	Ninth Amendment to Loan and Security Agreement, dated May 1, 2020, by and among the Registrant and Oxford Finance, LLC (incorporated by reference to Exhibit 10.1to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on May 14, 2020).

10.40	Tenth Amendment to Loan and Security Agreement, dated August 25, 2020, by and among the Registrant and Oxford Finance, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on November 5, 2020).

10.41	Lease Agreement, dated February 25, 2019, by and between the Registrant and ARE-SD Region No. 44 LLC. (incorporated by reference to Exhibit 10.41 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.42	Agreement, dated February 19, 2019, by and between the Registrant and Nitto Biopharma, Inc. (incorporated by reference to Exhibit 10.42 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.43	Second Amendment to Lease Agreement, dated February 25, 2019, by and between the Registrant and ARE-SD Region No. 44 LLC Agreement (incorporated by reference to Exhibit 10.43 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 18, 2019).

10.44	Lease Agreement, dated June 19, 2019, by and between the Registrant and ARE-SD Region No. 44 LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 8, 2019).

10.45	First Amendment to Lease, dated June 19, 2019, by and between the Registrant and ARE-SD Region No. 44 LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-35670), filed with the SEC on August 8, 2019).

10.46	Lease Agreement, dated February 11, 2021, by and between the Registrant and ARE-SD Region No. 44 LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021).

10.47	Assignment and Assumption of Lease, dated February 11, 2021, by and between the Registrant and Turning Point Therapeutics, Inc. (incorporated by reference to Exhibit 10.45 to the Registrant’s Annual Report on Form 10-K (File No. 001-35670), filed with the SEC on March 9, 2021).

10.48	Common Stock Sales Agreement, dated December 12, 2018, by and between the Registrant and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670), filed with the SEC on December 12, 2018).

10.49	Securities Purchase Agreement, dated December 1, 2020, by and among the Registrant and the Purchasers listed on Exhibit A thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35670) filed with the SEC on December 4, 2020).

10.50	Securities Purchase Agreement, dated November 24, 2021, by and among the Registrant and the Purchasers listed on Exhibit A thereto (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (file No. 001-35670), filed with the SEC on November 30, 2021).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in legal opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

†

We have received confidential treatment for certain portions of this agreement, which have been omitted and filed separately with the SEC pursuant to Rule 406 under the Securities Act of 1933, as amended, or Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

††

Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Registrant has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Registrant if publicly disclosed.

*	Indicates management contract or compensatory plan.

Item 17. Undertakings.

The	undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on December 2, 2021.

Regulus Therapeutics Inc.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph P. Hagan and Cris Calsada, and each of them, as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Joseph P. Hagan Joseph P. Hagan	President and Chief Executive Officer and Director (Principal Executive Officer)	December 2, 2021

/s/ Cris Calsada Cris Calsada	Chief Financial Officer (Principal Financial Officer)	December 2, 2021

/s/ Daniel Penksa Daniel Penksa	Controller (Principal Accounting Officer)	December 2, 2021

/s/ Stelios Papadopoulos Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	December 2, 2021

/s/ David Baltimore David Baltimore, Ph.D.	Director	December 2, 2021

/s/ Kathryn J. Collier Kathryn J. Collier	Director	December 2, 2021

/s/ Alice S. Huang Alice S. Huang, Ph.D.	Director	December 2, 2021

/s/ Jake R. Nunn Jake R. Nunn	Director	December 2, 2021

/s/ William H. Rastetter William H. Rastetter, Ph.D.	Director	December 2, 2021

/s/ Hugh Rosen Hugh Rosen, M.D., Ph.D.	Director	December 2, 2021

/s/ Simos Simeonidis Simos Simeonidis, Ph.D.	Director	December 2, 2021

/s/ Pascale Witz Pascale Witz	Director	December 2, 2021